Exhibit 1

CERTAIN INFORMATION ABOUT THE REPORTING PERSONS

AND THE EXECUTIVE OFFICERS AND DIRECTORS OF THE REPORTING PERSONS

Set forth below is information about (i) the name, state of organization, principal business, and the address of the principal office of each of the Berkshire Entities and (ii) the name and title of each executive officer and director of the Berkshire Entities, his or her business address, his or her present principal occupation or employment, the name, principal business, and address of any corporation or other organization in which such employment is conducted, and his or her country of citizenship.

(1) Berkshire Hathaway Inc.

Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), is a holding company engaged through its subsidiaries in a number of diverse businesses, the most important of which is property and casualty insurance and reinsurance offered on both a direct and reinsurance basis through its insurance subsidiaries. The principal office of Berkshire is located at 1440 Kiewit Plaza, Omaha, Nebraska 68131. The executive officers of Berkshire are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Senior Vice President and Chief Financial Officer. The directors of Berkshire are Warren E. Buffett, Charles T. Munger, Howard G. Buffett, Susan L. Decker, William H. Gates, David S. Gottesman, Charlotte Guyman, Donald R. Keough, Thomas S. Murphy, Ronald L. Olson, Walter Scott, Jr., and Meryl B. Witmer.

(2) National Indemnity Company

National Indemnity Company, a Nebraska corporation (“NICO”), is a property and casualty insurance company. The principal office of NICO is located at 3024 Harney Street, Omaha, Nebraska 68131. The executive officers of NICO are Donald F. Wurster, President, Ajit Jain, Executive Vice President, Phillip M. Wolf, Senior Vice President, Dale Geistkemper, Treasurer, and J. Michael Gottschalk, Vice President. The directors of NICO are Donald F. Wurster, Phillip M. Wolf, Marc D. Hamburg, Brian G. Snover, J. Michael Gottschalk, Ajit Jain, and Daniel J. Jaksich.

(3) Berkshire Hathaway Life Insurance Company of Nebraska

Berkshire Hathaway Life Insurance Company of Nebraska, a Nebraska corporation (“BH Nebraska”), is a life insurance company. The principal office of BH Nebraska is located at 3024 Harney Street, Omaha, Nebraska 68131. The executive officers of BH Nebraska are Donald F. Wurster, President, Brian G. Snover, Secretary, and Dale L. Geistkemper, Treasurer. The directors of BH Nebraska are Marc D. Hamburg, Ajit Jain, Arvind Krishnamurthy, Brian G. Snover, and Donald F. Wurster.

(4) Berkshire Hathaway Assurance Corporation

Berkshire Hathaway Assurance Corporation, a New York corporation (“BH Assurance”), is a property and casualty insurance company. The principal office of BH Assurance is located at Marine Air Terminal, LaGuardia Airport, Flushing, New York 11371. The executive officers of BH Assurance are Donald F. Wurster, President, Erica B. Duffy, Secretary, and Dale D. Geistkemper, Treasurer. The directors of BH Assurance are John D. Arent, Erica B. Duffy, Lori J. Friedman, Dale G. Geistkemper, Ajit Jain, Brian G. Snover, and Donald F. Wurster.

(5) General Re Corporation

General Re Corporation, a Delaware corporation (“General Re”), is an intermediate holding company which is a direct wholly-owned subsidiary of Berkshire. The principal office of General Re is located at 120 Long Ridge Road, Stamford, Connecticut 06902. The executive officers of General Re are Franklin Montross IV, Chairman and Chief Executive Officer, William G. Gasdaska, Senior Vice President and Chief Financial Officer, and Damon N. Vocke, Executive Vice President. The directors of General Re are Sandra L. Bell, Salvatore Curiale, I. John Cholnoky, Janice C. Englesbe, William G. Gasdaska, Winfried Heinen, Robert M. Jones, Steven J. Mannik, Franklin Montross IV, and Damon N. Vocke.

(6) General Reinsurance Corporation

General Reinsurance Corporation, a Delaware corporation (“General Reinsurance”), is a property and casualty insurance company. The principal office of General Reinsurance is located at 120 Long Ridge Road, Stamford, Connecticut 06902. The executive officers of General Reinsurance are Franklin Montross IV, Chairman and Chief Executive Officer, I. John Cholnoky, President, William G. Gasdaska, Senior Vice President and Chief Financial Officer, Damon N. Vocke, Senior Vice President, Robert D. Sciolla, Executive Vice President, and A. Morris Tooker, Executive Vice President. The directors of General Reinsurance are Nicholas S. Canelos, I. John Cholnoky, William G. Gasdaska, Kenneth R. Lundgren, Daniel K. Lyons, Franklin Montross IV, A. Morris Tooker, and Damon N. Vocke.

(7) General Re Life Corporation

General Re Life Corporation, a Delaware corporation (“General Re Life”), is a life insurance company. The principal office of General Re Life is located at 120 Long Ridge Road, Stamford, Connecticut 06902. The executive officers of General Re Life are Steven J. Mannik, President and Chief Executive Officer, Vincent A. DeMarco, Senior Vice President, Christopher R. Bello, Vice President, and Joseph Conetta, Treasurer. The directors of General Re Life are Winfried Heinen, Steven J. Mannik, and Franklin Montross IV.

Name	Principal Occupation	Business Address	Country of Citizenship

John D. Arent	Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States

Sandra L. Bell	Senior Vice President, General Re Corporation	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Nicholas S. Canelos	Global Head of Claims, General Reinsurance	120 Long Ridge Road, Stamford, Connecticut 06902	United States

I. John Cholnoky	President of General Reinsurance	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Joseph Conetta	Treasurer, General Re Life	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Salvatore Curiale	Retired	38 Superior Road, Bellrose Village, New York, 11001	United States

Howard G. Buffett	President of Buffett Farms and the Howard G. Buffett Foundation	407 Southmoreland Place, Decatur, Illinois 62521, which is the same address for Buffett Farms and BioImages	United States

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131	United States

Susan L. Decker	Former President of Yahoo! Inc., a global internet brand	P.O. Box 69, Belvedere, California 94920	United States

Erica B. Duffy	Attorney, National Liability & Fire Insurance Company	3024 Harney Street, Omaha, Nebraska, 68131	United States

Janice C. Engelsbe	Director of General Re Corporation	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Lori J. Friedman	Attorney, National Liability & Fire Insurance Company	3024 Harney Street, Omaha, Nebraska, 68131	United States

William G. Gasdaska	Senior Vice President and Chief Financial Offier of General Re	695 East Main Street, Stamford, Connecticut 06901	United States

William H. Gates	Co-Chair of the Bill and Melinda Gates Foundation	4110 Carillon Point, Kirkland, Washington 98033	United States

Dale Geistkemper	Treasurer of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States

Name	Principal Occupation	Business Address	Country of Citizenship

David S. Gottesman	Senior Managing Director of First Manhattan Company, an investment advisory firm	437 Madison Avenue, New York, New York 10022	United States

J. Michael Gottschalk	Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States

James M. Greenwood	Senior Vice President of General Re Life	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Charlotte Guyman	Director of UW Medicine, an academic medical center	1127 Evergreen Point Road, Medina, Washington 98039	United States

Marc D. Hamburg	Senior Vice President and Chief Financial Officer of Berkshire	1440 Kiewit Plaza, Omaha, Nebraska 68131	United States

Ajit Jain	Executive Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States

Daniel J. Jaksich	Vice President and Controller of Berkshire	1440 Kiewit Place, Omaha, Nebraska 68131	United States

Robert M. Jones	Director, General Re Corporation	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Donald R. Keough	Chairman of Allen and Company Incorporated, an investment banking firm	DMK International 200 Galleria Parkway, Atlanta, Georgia 30339	United States

Arvind Krishnamurthy	Insurance Executive, National Liability & Fire Insurance Company	3024 Harney Street, Omaha, Nebraska, 68131	United States

Kenneth R. Lundgren	Chief Underwriting Officer of General Reinsurance	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Daniel K. Lyons	Global Head of Actuarial Department, General Re	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Steven G. Mannik	President and Chief Executive Officer of General Re Life	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Franklin Montross IV	Chairman and Chief Executive Officer, General Re	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Charles T. Munger	Vice Chairman of Berkshire	355 South Grand Avenue, 34th Floor, Los Angeles, California 90071-1560	United States

Thomas S. Murphy	Former Chairman and Chief Executive Officer of Capital Cities/ABC	c/o ABC Inc., 77 West 66th Street, New York, New York 10023	United States

Ronald L. Olson	Partner in the law firm of Munger, Tolles & Olson LLP	355 South Grand Avenue, 35th Floor, Los Angeles, California 90071-1560	United States

Robert D. Sciolla	Executive Vice President, General Reinsurance	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Walter Scott, Jr.	Chairman of the Board of Directors of Level 3 Communications, Inc., which is engaged in telecommunications and computer outsourcing	1025 El Dorado Boulevard, Broomfield, Colorado 80021, which is the same address for Level 3 Communications, Inc.	United States

Name	Principal Occupation	Business Address	Country of Citizenship

Brian G. Snover	Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States

A. Morris Tooker	Executive Vice President, General Reinsurance	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Damon N. Vocke	Executive Vice President of General Re	120 Long Ridge Road, Stamford, Connecticut 06902	United States

Meryl B. Witmer	Principal, Eagle Capital Partners L.P.	655 Third Avenue, New York, NY 10017	United States

Phillip M. Wolf	Senior Vice President of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States

Donald F. Wurster	President of NICO	3024 Harney Street, Omaha, Nebraska 68131	United States